Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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     N-Viro International Discusses Acquisition of Municipal Biosolids Plant

Toledo, Ohio, Thursday, February 8, 2007 - N-Viro International Corp. (OTC BB/NVIC.OB) ("NVIC") announced additional details regarding its acquisition of Headwaters Inc.'s (NYSE/HW) ("Headwaters") ownership interest in Florida N-Viro L.P. (Florida N-Viro), which owns a municipal biosolids processing plant located in Volusia County, Florida. The plant has been jointly owned by NVIC and Pennsylvania-based VFL Technology Corporation (VFL) - a subsidiary of Headwaters
- since 1995. The plant currently processes biosolids for Daytona Beach and five other municipalities within a 100 mile radius, including the City of Altamonte Springs, the City of Englewood, Seminole County, St. Johns County and Volusia County.

The Daytona/Volusia County plant began as a lime sterilization facility. Processing problems, product distribution problems and higher than anticipated costs for lime sterilization encouraged the City of Daytona Beach to seek alternative processing methods. Florida N-Viro responded by offering a unique approach to convert the existing lime sterilization facility operated by the County into a bona fide N-Viro Exceptional Quality Standards Facility (EQS), one of approximately 30 N-Viro facilities currently operating across the United States.

At its current rate of operation, this single facility annually will convert over 40 million pounds of sludge into N-Viro Soil[TM], which is an environmentally friendly EQS product, as defined by the United States EPA under Rule 503, a law designed to protect public health and the environment from any reasonably anticipated adverse effects of certain pollutants that might be present in sewage sludge biosolids.

NVIC's partner in the facility, VFL, was acquired by Headwaters in 2004 for $29 million. VFL manages about 2 million tons of coal combustion products (CCP's) annually -- or 10% of the 20 million tons of CCP's annually managed by Headwaters. Headwaters is the nation's pre-eminent manager and marketer of CCP's including fly ash, which is a reagent used in part to process the biosolids and to create N-Viro Soil at the Volusia County plant. The fly ash is delivered to Volusia County from its Cedar Bay Generating Station in Jacksonville, Florida.

Tim Kasmoch, CEO and President of N-Viro International stated, "After we installed and began operating N-Viro's EQS plant, the City of Daytona Beach went from subsidizing the plant's operation with tax-dollars, to receiving and sharing the revenue with NVIC and VFL by acting as host facility for the other municipalities. The finished product, legally regulated by Exceptional Quality Standards (EQS) by the EPA, is called N-Viro Soil and is currently sold to the local agricultural community and used to enhance soils for citrus, sod production and used as an intermediate cover material. This environmentally friendly type of fertilizer is derived from what would otherwise be waste product, destined for very expensive and environmentally un-friendly landfills."

One ton of N-Viro Soil contains 500 pounds of calcium carbonate, 30-40 pounds of sulfur and 8-12 pounds of magnesium, in addition to 16 pounds of nitrogen and 8 pounds each of phosphorus and potash. The best estimate is that two tons of this soil amendment will equal one ton of conventional high-calcium fertilizer, and in general will reduce the use of commercial fertilizer by an average of one-third.

"We originally partnered with VFL in 1995 to ensure a reliable and near-guaranteed source of fly ash and VFL partnered with us, to create what in essence was a reliable and near-guaranteed customer of fly ash, via its ownership stake in the facility," added Mr. Kasmoch. "Our relationship has since developed to the point where both parties feel comfortable doing business in a more traditional relationship, permitting each party to do what it does best. With close to $2 million in expected annual revenues generated from this single plant, Volusia County would become the second largest facility in the N-Viro portfolio of facilities and Headwaters would continue our long-standing customer relationship for its fly ash."

At the Volusia County plant, Headwaters will continue to be the sole source supplier of fly ash or other reagents, as it has been for the past 12 years, which are mixed with municipal biosolids in the patented N-Viro process to create N-Viro Soil. Headwaters has contracted to pay Florida N-Viro between $10 and $12 per ton for the reagent used in the process. On a weekly basis, the Volusia plant cleans and processes close to 500 tons for the municipalities, which might otherwise have been destined for the landfills.

"Our mandate after a recent change in management, as previously announced to our stockholders, is to greatly expand our portfolio of company-owned facilities. We feel the acquisition of the Volusia facility - added to our principal facility in Toledo, Ohio - is a remarkable milestone from both a corporate and cultural point of view," stated Mr. Kasmoch. "While our existing operations are strong with more than 35 wastewater treatment facilities throughout the world treating sludge with the N-Viro process and processing over 110,000 dry tons per year, we note this is nearly the same level of production as when we originally went public and, we believe, a fraction of our true potential."

"While progress in the past has been disappointing, we are now going to aggressively operate this company in a manner designed to reach revenue generation levels, which we deem worthy of our highly valuable and proven, yet woefully under-commercialized technology. We believe that we have put the distractions from previous management changes behind us, and we are now focused on running the business. We hope to achieve the vision of having facilities like Toledo and Volusia County scattered across the United States, helping municipalities solve their growing sludge problem. We have won awards from the EPA and have received commendations from the President of the United States of America, which are framed and hang on my wall. Now is where the rubber meets the road," Kasmoch concluded.

About  NVIC
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.
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About  Headwaters  Incorporated
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Headwaters  Incorporated  is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products and building materials businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Plain English Guide to the EPA Part 503 Biosolids Rule: http://www.epa.gov/OWM/mtb/biosolids/503pe/index.htm
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Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.